Exhibit 7

Julián Martínez-Simancas

General Secretary and Secretary of the Board of Directors

Bilbao, March 8, 2011

To the National Securities Market Commission

Re:	Merger proposal with IBERDROLA RENOVABLES, S.A.

Dear Sirs,

Pursuant to the provisions of Section 82 of Law 24/1988, of July 28, on the Securities Market (Ley 24/1988, de 28 de julio, del Mercado de Valores) and related provisions, we hereby advise you that the Board of Directors of IBERDROLA, S.A. (“Iberdrola”) has resolved to propose IBERDROLA RENOVABLES, S.A. (“Iberdrola Renovables”) a merger by absorption of Iberdrola Renovables (as absorbed company) by Iberdrola (as absorbing company), with a exchange ratio of 0.49894437 shares of Iberdrola, of seventy-five cents of euro (EUR 0.75) par value each, in exchange for each share of Iberdrola Renovables, of fifty cents of euro (EUR 0.50) par value each, which represent the application of a premium of approximately 16.7% over the average market price of the shares of Iberdrola Renovables during the last six months, resulting in two euros with nine hundred seventy-eight thousandths of euro (EUR 2.978) per share of Iberdrola Renovables.

Nonetheless, within the context of the proposed transaction, Iberdrola will assume the irrevocable commitment of voting in favor of any extraordinary distribution of dividends that may be proposed to the General Shareholders’ Meeting of Iberdrola Renovables by its Board of Directors (upon the abstention of those Directors that represent Iberdrola in such Board of Directors), to the extent that the value per share to be distributed is equal to 40% of the above referred value of the shares of Iberdrola Renovables, of two euros with nine hundred seventy-eight thousandths of euro (EUR 2.978).

Providing that the abovementioned distribution of dividends is proposed by the Board of Directors of Iberdrola Renovables and eventually approved by its General Shareholders’ Meeting in the terms described in the preceding paragraph, the exchange ratio would be equal to 0.29936662 shares of Iberdrola for each share of Iberdrola Renovables.

For purposes of all the foregoing, we hereby advise you that Iberdrola has delivered to Iberdrola Renovables as of today the relevant formal invitation for the beginning of negotiations.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Finally, we inform you that in the event that the management bodies of the two companies reach an agreement on the common merger project, the Board of Directors of Iberdrola will propose to the General Shareholders’ Meeting of Iberdrola to attend (either totally or in part) the exchange ratio by means of the issuance of new shares to the existing shareholders of Iberdrola Renovables other than Iberdrola itself.

Please be advised of all of the foregoing for such purposes as may be appropriate.

Yours truly,

General Secretary and Secretary of the Board of Directors

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

IMPORTANT INFORMATION

The securities referred to herein that will be issued or delivered by IBERDROLA, S.A. in connection with its merger with IBERDROLA RENOVABLES, S.A. (the “Iberdrola Securities”) have not been, and are not intended to be registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered or sold, directly or indirectly, into the United States except pursuant to an applicable exemption. The Iberdrola Securities are intended to be made available within the United States in connection with the merger pursuant to an exemption from the registration requirements of the Securities Act.

The merger between IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. relates to the securities of a Spanish company. The merger in which IBERDROLA RENOVABLES, S.A. ordinary shares will be exchanged for IBERDROLA, S.A. shares is subject to disclosure requirements of Spain that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with Spanish accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under U.S. federal securities laws, since IBERDROLA, S.A. and IBERDROLA RENOVABLES, S.A. are each located in Spain and some or all of their officers and directors may be residents of Spain or other countries different from the U.S. You may not be able to sue a Spanish company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a Spanish company and its affiliates to subject themselves to a U.S. court’s judgment.

This communication contains forward-looking information and statements about IBERDROLA, S.A., including financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, capital expenditures, synergies, products and services, and statements regarding future performance. Forward-looking statements are statements that are not historical facts and are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates” and similar expressions.

Although IBERDROLA, S.A. believes that the expectations reflected in such forward-looking statements are reasonable, investors and holders of IBERDROLA, S.A. shares are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of IBERDROLA, S.A., that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified in the public documents sent by IBERDROLA, S.A. to the Comisión Nacional del Mercado de Valores.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.

Forward-looking statements are not guarantees of future performance. They have not been reviewed by the auditors of IBERDROLA, S.A. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date they were made. All subsequent oral or written forward-looking statements attributable to IBERDROLA, S.A. or any of its members, directors, officers, employees or any persons acting on its behalf are expressly qualified in their entirety by the cautionary statement above. All forward-looking statements included herein are based on information available to IBERDROLA, S.A. on the date hereof. Except as required by applicable law, IBERDROLA, S.A. does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

NOTICE. This document is a translation of a duly approved Spanish-language document, and is provided for informational purposes only. In the event of any discrepancy between the text of this translation and the text of the original Spanish-language document which this translation is intended to reflect, the text of the original Spanish-language document shall prevail.